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            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated March 2, 2009 with respect to the consolidated financial statements of RiverSource Life Insurance Company and to the use of our report dated April 24, 2009 with respect to the financial statements of RiverSource Variable Account 10 included in Post-Effective Amendment No. 53 to the Registration Statement (Form N-4, No. 333-79311) which was incorporated by reference in Post-Effective Amendment 54 to the Registration Statement (Form N-4, No. 333-79311) for the registration of the RiverSource Retirement Advisor 4 Advantage(R) Variable Annuity, RiverSource Retirement Advisor 4 Select(R) Variable Annuity, and RiverSource Retirement Advisor 4 Access(SM) Variable Annuity offered by RiverSource Life Insurance Company.


                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
September 11, 2009